Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Southwest Airlines Co. 1991 Employee Stock Purchase Plan, as amended, of our report dated January 18, 2000, with respect to the consolidated financial statements of Southwest Airlines Co. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 to be filed with the Securities and Exchange Commission on September 25, 2000.




						/s/ Ernst & Young, LLP

						ERNST & YOUNG LLP

Dallas, Texas
September 21, 2000